EXHIBIT 10.14
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
LICENSE AGREEMENT
     THIS AGREEMENT made and entered into this 3rd day of January, 2005 (“EFFECTIVE DATE”), by and between OREXIGEN THERAPEUTICS, INC., a Delaware corporation (“OREXIGEN”), and CYPRESS BIOSCIENCE, INC., a Delaware corporation (“CYPRESS”).
     WHEREAS, OREXIGEN has certain intellectual property rights relating to technology which enhances human weight loss; and
     WHEREAS, CYPRESS desires to acquire certain rights to such OREXIGEN technology to reduce weight gain associated with the use of certain therapeutics; and
     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE 1 – DEFINITIONS
     For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth below and elsewhere in this AGREEMENT in capital letters shall be defined as follows:
1.01	“AFFILIATE” means any corporation or non-corporate entity which controls, is controlled by or is under the common control with a party hereto. A corporation or a non-corporate entity, as applicable, shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation, or in the absence of ownership of at least fifty percent (50%) of the voting stock of a corporation, or in the case of a non corporate entity, if it possesses directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

1.02	“AGENT” means any employee, consultant, agent or individual or entity that has either assigned or licensed INTELLECTUAL PROPERTY to a party hereto.

1.03	“ARBITRATION ISSUES” shall have the meaning given in Section 20.04(a).

1.04	“ARBITRATION PANEL” shall have the meaning given in Section 20.03.

1.05	“CLAIMANT” shall have the meaning given in Section 20.04(a).

1.06	“CLAIMANT’S PROPOSAL” shall have the meaning given in Section 20.04(b).

1.07	“CLAIMS” shall have the meaning given in Section 14.01.

1.08	“CLINICAL STRATEGY ASSISTANCE” shall have the meaning given in Section 4.03.

1.09	“COLLABORATION CYPRESS INTELLECTUAL PROPERTY” means all INTELLECTUAL PROPERTY during the term of this AGREEMENT:
(a)	conceived solely by one or more AGENTS of CYPRESS in the course of work performed pursuant to this AGREEMENT; and/or

(b)	that is an IMPROVEMENT to any PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY or COLLABORATION CYPRESS INTELLECTUAL PROPERTY:
(i)	conceived solely by AGENTS of OREXIGEN in the course of the COLLABORATIVE WORK; or

(ii)	conceived jointly by one or more AGENTS of CYPRESS and one or more AGENTS of OREXIGEN in the course of the COLLABORATIVE WORK.
1.10	“COLLABORATION INTELLECTUAL PROPERTY” means the COLLABORATION CYPRESS INTELLECTUAL PROPERTY”, COLLABORATION JOINT INTELLECTUAL PROPERTY and/or COLLABORATION OREXIGEN INTELLECTUAL PROPERTY.

1.11	“COLLABORATION JOINT INTELLECTUAL PROPERTY” means all INTELLECTUAL PROPERTY conceived jointly by one or more AGENTS of CYPRESS and one or more AGENTS of OREXIGEN in the course of the COLLABORATIVE WORK, but excluding any such INTELLECTUAL PROPERTY which is an IMPROVEMENT to any PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY or COLLABORATION CYPRESS INTELLECTUAL PROPERTY or to any PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY or COLLABORATION OREXIGEN INTELLECTUAL PROPERTY.

1.12	“COLLABORATION OREXIGEN INTELLECTUAL PROPERTY” means all INTELLECTUAL PROPERTY conceived during the term of this AGREEMENT:
(a)	solely by one or more AGENTS of OREXIGEN in the course of work performed pursuant to this AGREEMENT; and/or

(b)	that is an IMPROVEMENT to any PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY or COLLABORATION OREXIGEN INTELLECTUAL PROPERTY:
(i)	conceived solely by AGENTS of CYPRESS in the course of the COLLABORATIVE WORK; or

(ii)	conceived jointly by one or more AGENTS of CYPRESS and one or more AGENTS of OREXIGEN in the course of the COLLABORATIVE WORK.
1.13	“COLLABORATIVE WORK” shall have the meaning given in Section 4.01.

1.14	“COLLABORATIVE WORK PLAN” shall have the meaning given in Section 4.01.

1.15	“CYPRESS INDEMNITEES” shall have the meaning given in Section 14.02.

1.16	“CYPRESS MATERIALS” means any proprietary materials provided by CYPRESS to OREXIGEN as part of the COLLABORATIVE WORK.

1.17	“DISPUTE” shall have the meaning given in Section 20.02.

1.18	“DUKE AGREEMENT” means that certain License Agreement dated March 31, 2004, by and between Duke University and OREXIGEN, as amended by Amendment No. 1 thereto, dated as of even date herewith.

1.19	“DUKE PATENT RIGHTS” means the patents and patent applications listed on APPENDIX A, together with all divisions, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of such patent applications listed on APPENDIX A), re-examinations, reissues, substitutions, or extensions thereof and patents issuing therefrom in the United States and non-U.S. jurisdictions, which are licensed to OREXIGEN under the DUKE AGREEMENT.

1.20	“DUKE SUBLICENSE” means the sublicense under the DUKE AGREEMENT to practice under the DUKE PATENT RIGHTS, which is included in the LICENSE.

1.21	“ELAN PARTIES” shall have the meaning given in Section 14.02.

1.22	“FIELD” means all human indications.

1.23	“FINAL DECISION” shall have the meaning given in Section 20.04(c).

1.24	“IMPROVEMENT” means any invention that is an improvement to, or modification, of an existing invention claimed in any patent application or patent within the INTELLECTUAL PROPERTY of a party.

1.25	“INTELLECTUAL PROPERTY” means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (A) patents and patent applications now existing or hereafter filed, issued or acquired, together with all divisions, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of any such patent application), re-examinations, reissues, substitutions, or extensions thereof and patents issuing therefrom in the United States and non-U.S. jurisdictions; (B) rights associated with works of authorship including copyrights, copyright applications and copyright registrations; and (C) rights relating to the protection of trade secrets, know-how and CONFIDENTIAL INFORMATION.

1.26	“LICENSE” means the exclusive, worldwide license rights granted pursuant to Section 2.01, including, but not limited to, the DUKE SUBLICENSE.

1.27	“LICENSED PROCESS” means any process which is covered in whole or in part by a VALID CLAIM contained in the OREXIGEN PATENT RIGHTS and is used, performed or practiced with respect to any LICENSED PRODUCT.

1.28	“LICENSED PRODUCT” means any product or part thereof containing mirtazapine or setiptiline in any form, (including, without limitation, any and all enantiomers, analogs, derivatives and salts thereof) used in combination with one or more active ingredients, which:
(a)	is covered in whole or in part by any VALID CLAIM contained in the OREXIGEN PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; and/or

(b)	is manufactured by using a process or is employed to practice a process which is covered in whole or in part by a VALID CLAIM contained in the OREXIGEN PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold; and/or

(c)	in its intended use, practices, incorporates, or otherwise utilizes, in whole, or in part, a VALID CLAIM contained in the OREXIGEN PATENT RIGHTS in the country in which any such product or part thereof is made, used, or sold.
“LICENSED PRODUCTS” shall also mean, unless the context otherwise clearly requires, the following terms, collectively: LICENSED PRODUCTS, LICENSED PROCESSES, and LICENSED SERVICES, and a LICENSED PROCESS and LICENSED SERVICE shall be included within such term notwithstanding such process or service is not literally a physical “product”.

1.29	“LICENSED SERVICE” means any service provided by CYPRESS (and/or SUBLICENSEES, as the case may be) to a THIRD PARTY which utilizes LICENSED PRODUCTS and/or LICENSED PROCESSES.

1.30	“NET SALES” means:
(a)	in the case of LICENSED PRODUCTS, CYPRESS’s (and/or those of SUBLICENSEES, as the case may be) revenues received from sale and/or lease of the subject LICENSED PRODUCTS; and

(b)	in the case of LICENSED PROCESSES, CYPRESS’s (and/or those of SUBLICENSEES, as the case may be) revenues received from sale and/or lease of the subject LICENSED PROCESSES; and

(c)	in the case of LICENSED SERVICES, revenue received by CYPRESS (and/or SUBLICENSEES, as the case may be) for provision of the subject LICENSED SERVICE to a THIRD PARTY and each of (a), (b) and (c), above shall be less the sum of the following:
(w)	discounts allowed in amounts customary in the trade;

(x)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

(y)	outbound transportation prepaid or allowed; and

(z)	amounts allowed or credited on returns.
No deductions to NET SALES shall be made for commissions paid to individuals whether they are associated with independent sales agencies or regularly employed by CYPRESS (and/or SUBLICENSEES, as the case may be) and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered “sold” when the consideration for provision thereof is received by CYPRESS (and/or SUBLICENSEES, as the case may be). LICENSED PRODUCTS and LICENSED SERVICES used by CYPRESS (and/or SUBLICENSEES, as the case may be) for clinical field trials, provided as free-of-charge samples for distribution to customers or end users, or for CYPRESS’s own internal non-commercial research (and/or SUBLICENSEES, as the case may be) shall not be included in NET SALES.

Except as provided below, if a LICENSED PRODUCT is sold in combination with another active component or components not otherwise claimed in the OREXIGEN PATENT RIGHTS and CYPRESS does not pay a royalty for such component that will result in a reduced RUNNING ROYALTY pursuant to Section 3.01(b), then the NET SALES, for purposes of determining royalties on the combination, will be calculated by multiplying the NET SALES of the combination by the fraction A/(A+B), where A is the invoice price of the LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE if sold separately and B is the total invoice price of any other active component or components in the combination if sold separately. If the LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE and the other active component or components in the combination are not sold separately, the NET SALES, for purposes of determining royalties on the combination, will be calculated by multiplying the NET SALES of the combination by the fraction determined by mutual agreement of the parties, that reflects the relative contribution in value that the LICENSED PRODUCT contained in the combination makes to the total value of such combination to the end user.

1.31	“NOTICE OF ARBITRATION” shall have the meaning given in Section 20.04(a).

1.32	“OPTION EXERCISE DEADLINE” means the [***] of the EFFECTIVE DATE, which may be extended as provided in Section 4.02.

1.33	“OPTION TERM” means the period commencing with the EFFECTIVE DATE and expiring on the OPTION EXERCISE DEADLINE. The OPTION TERM may be extended for not more than [***]([***]) days as provided in Section 4.02.

1.34	“OREXIGEN INTELLECTUAL PROPERTY RIGHTS” means any and all OREXIGEN PATENT RIGHTS, PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY, COLLABORATION OREXIGEN INTELLECTUAL PROPERTY, and OREXIGEN rights in or to COLLABORATION JOINT INTELLECTUAL PROPERTY.

1.35	“OREXIGEN MATERIALS” means any proprietary materials provided by OREXIGEN to CYPRESS.

1.36	“OREXIGEN PATENT RIGHTS” means:
(a)	the DUKE PATENT RIGHTS; and

(b)	any and all patents, patent applications and rights to file any patent applications with respect to any COLLABORATION OREXIGEN INTELLECTUAL PROPERTY, together with all divisions, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of any such patent applications), re-examinations, reissues, substitutions, or extensions thereof and patents issuing from any such patent applications in the United States and non-U.S. jurisdictions; and or

(c)	OREXIGEN rights in or to all patents, patent applications and rights to file any patent applications with respect to any COLLABORATION JOINT INTELLECTUAL PROPERTY, together with all divisions, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of any such patent applications), re-examinations, reissues, substitutions, or extensions thereof and patents issuing from any such patent applications in the United States and non-U.S. jurisdictions.

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1.37	“PAYMENT TRANSFER FEES” shall have the meaning given in Section 3.05.

1.38	“PRE-CLINICAL STUDIES” shall have the meaning given in Section 4.02.

1.39	“PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY” means all INTELLECTUAL PROPERTY owned by, either partially or wholly, or licensed to, or otherwise controlled by, CYPRESS, as of the EFFECTIVE DATE.

1.40	“PRE-COLLABORATION INTELLECTUAL PROPERTY” means the PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY and/or PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY.

1.41	“PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY” means all OREXIGEN PATENT RIGHTS as of the EFFECTIVE DATE and all other INTELLECTUAL PROPERTY owned by, either partially or wholly, or licensed to, or otherwise controlled by, OREXIGEN as of the EFFECTIVE DATE necessary to practice the OREXIGEN PATENT RIGHTS and all INTELLECTUAL PROPERTY, excluding those defined in subsection 1.25(A) of this AGREEMENT, owned by, either partially or wholly, or licensed to, or otherwise controlled by, OREXIGEN as of the EFFECTIVE DATE useful to practice the OREXIGEN PATENT RIGHTS.

1.42	“RESPONDENT” shall have the meaning given in Section 20.04(a).

1.43	“RESPONDENT’S PROPOSAL” shall have the meaning given in Section 20.04(b).

1.44	“REPONSE” shall have the meaning given in Section 20.04(a).

1.45	“RUNNING ROYALTY” shall have the meaning given in Section 3.01(b).

1.46	“SUBLICENSE” and “SUBLICENSE AGREEMENT” means any relationship/agreement in which a THIRD PARTY gains any rights, temporary or otherwise, to any of the rights granted by OREXIGEN to CYPRESS under this AGREEMENT (including, but not limited to, CYPRESS AFFILIATES, assignee(s), licensee(s), sublicensee(s), marketing partner(s) and the like, hereinafter, such THIRD PARTIES referred as “SUBLICENSEES”), including, but not limited to those granted via options, rights of first refusal, material transfer agreements, sublicenses (implied or expressed), and the like, but excluding any THIRD PARTY that purchases LICENSED PRODUCTS as the end user thereof.

1.47	“TERRITORY” means the world.

1.48	“THIRD PARTY” means any individual or other entity other than OREXIGEN and/or CYPRESS.

1.49	“VALID CLAIM” means (i) an issued and unexpired claim within the OREXIGEN PATENT RIGHTS that has not been permanently revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction and that has not been dedicated to the public or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (ii) a claim of a pending patent application within the OREXIGEN PATENT RIGHTS that was filed in good faith, has not been pending for more than [***]([***]) years, and which has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application contained in the OREXIGEN PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold.

1.50	Where appropriate, words denoting a singular number only shall include the plural and vice versa.

1.51	Certain other defined terms shall have the meanings given them elsewhere in this AGREEMENT.
ARTICLE 2 – OPTION/LICENSE/SUBLICENSES
2.01	LICENSE. OREXIGEN hereby grants to CYPRESS and CYPRESS hereby accepts from OREXIGEN, subject to the terms, conditions and restrictions of this AGREEMENT, the exclusive, worldwide right and sublicenseable license (or, in the case of the DUKE PATENT RIGHTS, sublicense) under the OREXIGEN INTELLECTUAL PROPERTY RIGHTS, until the end of the term for which the OREXIGEN PATENT RIGHTS are granted, unless this AGREEMENT shall be sooner terminated according to the terms hereinafter provided to:
(a)	develop, make, have made, import, use, lease, offer for sale, sell, and distribute LICENSED PRODUCTS;

(b)	develop, make, have made, import, use, lease, offer for sale, sell, and distribute LICENSED PROCESSES;

(c)	develop, make, have made, perform, provide, import, use, lease, offer for sale, sell, and distribute LICENSED SERVICES; and/or

(d)	practice and use the OREXIGEN INTELLECTUAL PROPERTY RIGHTS, other than OREXIGEN PATENT RIGHTS, and to use the OREXIGEN MATERIALS, insofar as such practice and use is required to carry out the activities under subsections (a)-(c) above.
2.02	LICENSE RESTRICTIONS.
(a)	The LICENSE shall be limited to the FIELD and the TERRITORY.

(b)	CYPRESS agrees not to develop, market or sell, directly or indirectly, a LICENSED PRODUCT under the OREXIGEN INTELLECTUAL PROPERTY RIGHTS that is a combination of [***].

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(c)	CYPRESS agrees not to develop, market or sell, directly or indirectly, a LICENSED PRODUCT under the OREXIGEN INTELLECTUAL PROPERTY RIGHTS for an indication for weight loss and/or the treatment of obesity but CYPRESS may develop a LICENSED PRODUCT under the OREXIGEN INTELLECTUAL PROPERTY RIGHTS for an indication for which the label discusses the prevention of weight gain associated with mirtazapine or setiptiline.
2.03	OPTION/EFFECTIVENESS OF LICENSE. The LICENSE granted by OREXIGEN to CYPRESS under Section 2.01 shall not become effective unless and until CYPRESS exercises its option (the “OPTION”), in accordance with the terms and conditions of this Section 2.03, that the LICENSE shall become effective. The OPTION shall be exercisable only during the OPTION TERM. Exercise of the OPTION must be in writing and clearly establish the unconditional intention of CYPRESS to make the LICENSE effective. If CYPRESS has not exercised the OPTION and timely delivered the payments required by Section 3.01(b) during the OPTION TERM, then the OPTION shall expire and irrevocably terminate.

2.04	SUBLICENSES. CYPRESS shall have the right to grant SUBLICENSES. All SUBLICENSES shall be subject to the terms and conditions of this AGREEMENT, shall be no less favorable to or protective of OREXIGEN than this AGREEMENT except as expressly stated in this AGREEMENT and CYPRESS shall remain responsible for the performance of its THIRD PARTY sublicensees. All SUBLICENSES will be assigned to OREXIGEN in the event the AGREEMENT is terminated by OREXIGEN pursuant to Sections 10.04, 10.05, or 10.06, subject to OREXIGEN’s approval, such approval not to be unreasonable withheld or delayed. CYPRESS shall use commercially reasonable efforts to enforce the terms of the SUBLICENSE agreements. CYPRESS further agrees to provide OREXIGEN with a copy of all SUBLICENSES within thirty (30) days of execution of each subject SUBLICENSE. No SUBLICENSES (whether or not conditional or subject to effectiveness of the LICENSE) may be granted by CYPRESS, however, prior to exercise of the OPTION by CYPRESS.

2.05	NO OTHER RIGHTS GRANTED. The LICENSE granted under this AGREEMENT will not be construed to confer any rights upon CYPRESS by implication, estoppel or otherwise as to any intellectual property data, technology or other property rights held by OREXIGEN (solely or jointly) not specifically set forth herein, regardless of whether such property rights are dominant or subordinate to any of the OREXIGEN PATENT RIGHTS.

2.06	DUKE AGREEMENT. OREXIGEN agrees that it will not enter into any amendment of the DUKE AGREEMENT which diminishes the rights and/or interests of CYPRESS under this AGREEMENT, without the prior written consent of CYPRESS, which shall not be unreasonably withheld.

ARTICLE 3 – LICENSE FEE, ROYALTIES AND OTHER FEES
3.01	COMPENSATION TO OREXIGEN. In consideration of the right granted to CYPRESS pursuant to this AGREEMENT by OREXIGEN, and the performance of the services by OREXIGEN as specified in Section 4.02, and further subject to the terms and conditions of this AGREEMENT, CYPRESS agrees to pay OREXIGEN as follows:
(a)	Upfront Payments. CYPRESS shall make payments to OREXIGEN as follows:
(i)	the sum of One Million Dollars ($1,000,000) at the time of execution of this AGREEMENT, which shall include support for activities of OREXIGEN under the COLLABORATIVE WORK PLAN; and

(ii)	the sum of Five Hundred Thousand Dollars ($500,000) on the earlier of February 1, 2005 or the OPTION EXERCISE DATE.
(b)	Royalty on NET SALES of LICENSED PRODUCTS. At the times and in the manner set forth hereinafter, CYPRESS shall pay to OREXIGEN a non-refundable running royalty on NET SALES of LICENSED PRODUCTS (hereinafter such running royalty referred to as the “RUNNING ROYALTY”), based on the level of NET SALES during any calendar year, as follows:

Royalty
Rate	Annual NET SALES Levels
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
The applicable RUNNING ROYALTY rate for a particular NET SALES level shall apply only to such NET SALES level. Therefore, as an example, if NET SALES for a particular calendar year were $400 million, [***].

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Notwithstanding the foregoing, if (a) CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) obtains from any THIRD PARTY any licenses and/or sublicenses for patent rights in order to practice OREXIGEN PATENT RIGHTS in the FIELD or in order to develop, make, have made, use, import, offer for sale, sell, import, export or provide LICENSED PRODUCTS (including, without limitation, as a result of any claim referred to in subsection (b)), or (b) any claim is made against CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) alleging that the practice of the OREXIGEN PATENT RIGHTS in the FIELD infringes any THIRD PARTY patent, then CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) shall be entitled to credit, in the case of subsection (a), any payment by CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) of additional running royalties to such THIRD PARTY(ies), if any, on LICENSED PRODUCTS, and, in the case of subsection (b), fifty percent (50%) of any reasonable costs and expenses (including, without limitation, attorneys’ fees, but excluding any judgments or any settlements in connection with such claims) incurred by CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) in connection with any such infringement claim against the RUNNING ROYALTY for the subject LICENSED PRODUCTS, in the appertaining country(ies) during the appertaining time period, provided that in no event shall the amount otherwise payable to OREXIGEN as RUNNING ROYALTY be reduced to less than [***] percent ([***]%) of NET SALES for the subject LICENSED PRODUCTS in the appertaining country(ies) during the appertaining time period; provided further that, in the case of subsection (b), any amounts that would have been credited in any period, but are not credited due to the [***] percent ([***]%) limitation, shall be carried forward to the following periods until all such amounts have been credited against the RUNNING ROYALTY for the subject LICENSED PRODUCTS.

Without limiting the credit available above, in the case of RUNNING ROYALTIES payable by CYPRESS for NET SALES by any SUBLICENSEE, the RUNNING ROYALTY payable by CYPRESS shall not exceed [***] percent ([***]%) of royalties received by CYPRESS from such SUBLICENSEE (net of any payment on such royalties that CYPRESS is obligated to pay to THIRD PARTIES with respect to LICENSED PRODUCTS) but in no event will be lower than [***] percent ([***]%) of such NET SALES by such SUBLICENSEE.

The RUNNING ROYALTIES shall be payable on a LICENSED PRODUCT by LICENSED PRODUCT and country by country basis from the date of first commercial sale of a given, LICENSED PRODUCT in a given country until, the expiration of the last to expire of the OREXIGEN PATENT RIGHTS containing a VALID CLAIM that, absent assignment or license, would be infringed by the manufacture, use or sale of such LICENSED PRODUCT in such country.
(c)	Milestone Payments. CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) shall pay OREXIGEN the following one-time, noncreditable, non-refundable payments within [***]([***]) days of the first

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occurrence of each of the following milestones achieved by CYPRESS (and/or any SUBLICENSEES, as the case may be) as relates to a LICENSED PRODUCT:
[***]
3.02	TAXES. OREXIGEN shall pay any and all taxes levied on account of any payments made to it under this AGREEMENT. If any such taxes are required to be withheld by CYPRESS (and/or appertaining SUBLICENSEES, as the case may be), CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) will (a) deduct such taxes from the payment made to OREXIGEN, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to OREXIGEN and certify its receipt by the taxing authority within forty-five (45) calendar days following such payment.

3.03	LATE PAYMENTS. All payments due from CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) pursuant to this AGREEMENT shall be due and payable in accordance with the terms and conditions of this AGREEMENT, and if a payment due pursuant to this AGREEMENT is not paid within [***] ([***]) days of the payment due date, then a late payment fee equal to [***] percent ([***]%) of such payment shall, be added to the payment due; provided, however, in addition to the late fee described above, all past due payments shall bear interest at the [***]

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[***] from the due date of such payment until paid. The payment of such interest and late fees shall not foreclose OREXIGEN from exercising any other rights it may have as a consequence of the lateness of any payment.
3.04	NO MULTIPLE ROYALTIES. No multiple royalties on NET SALES shall be payable to OREXIGEN on a single LICENSED PRODUCT because its manufacture; use, lease, sale or practice are or shall be covered by more than one of the OREXIGEN PATENT RIGHTS. In addition, no royalty on NET SALES shall be payable to OREXIGEN with respect to any LICENSED PROCESS or LICENSED SERVICE to the extent a royalty on NET SALES is paid to OREXIGEN with respect to a LICENSED PRODUCT used in or resulting from such LICENSED PRODESS or LICENSED SERVICE.

3.05	METHOD OF PAYMENT. All payments due to OREXIGEN under this AGREEMENT shall be paid in United States Dollars in Princeton, New Jersey, or at such place as OREXIGEN may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with such payments due hereunder, such conversion shall be made by using the exchange rate prevailing at Bank of America (N.A.) (or its successor, as the case may be) on the last business day of the reporting period to which such payments relate. If payments are made by wire, electronic or other transfer form for which a fee is charged (“PAYMENT TRANSFER FEES”), CYPRESS (and/or appertaining SUBLICENSEES, as the case may be) shall be responsible for the full amount of such fees and shall promptly reimburse OREXIGEN for OREXIGEN’s payment of such reasonable PAYMENT TRANSFER FEES within thirty (30) days of invoice of the same from OREXIGEN. OREXIGEN shall be responsible for making all payments required of OREXIGEN under the DUKE AGREEMENT.
ARTICLE 4 – COLLABORATIVE WORK/DUE DILIGENCE REQUIREMENTS
4.01	COLLABORATIVE WORK. CYPRESS and OREXIGEN shall collaborate in the development of LICENSED PRODUCTS through assistance to be provided by OREXIGEN as outlined on APPENDIX B and referred to herein as the “COLLABORATIVE WORK PLAN”, which shall include the PRE-CLINICAL STUDIES and CLINICAL STRATEGY ASSISTANCE (the “COLLABORATIVE WORK”). The COLLABORATIVE WORK PLAN shall be updated by mutual agreement of OREXIGEN and CYPRESS within thirty (30) days of the date of this AGREEMENT. CYPRESS shall have final decision-making authority with regard to development and commercialization of LICENSED PRODUCTS, including, without limitation, whether to develop any LICENSED PRODUCTS for depression. OREXIGEN shall make all PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY and COLLABORATION OREXIGEN INTELLECTUAL PROPERTY available for review by CYPRESS.

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4.02	PRE-CLINICAL STUDIES. Under the COLLABORATIVE WORK PLAN, OREXIGEN, through [***] (a consultant of OREXIGEN), shall conduct pre-clinical studies (the “PRE-CLINICAL STUDIES”) at [***]. The PRE-CLINICAL STUDIES shall include:
(a)	[***]; and

(b)	[***].
The parties recognize that, taking into account the uncertainties of drug development, it may be necessary, from time to time, to amend the objectives of the COLLABORATIVE WORK PLAN and/or extend the delivery date of the data from PRE-CLINICAL STUDIES. CYPRESS hereby agrees to accept any reasonable proposals to amend the scope of the COLLABORATIVE WORK PLAN in light of OREXIGEN’S experience in conducting the PRE-CLINICAL STUDIES, provided that such amendments, in the aggregate, shall not result in an extension of completion of the PRE-CLINICAL STUDIES by more than [***]([***]) days. The PRE-CLINICAL STUDIES shall be deemed completed when OREXIGEN delivers to CYPRESS data which satisfies all requirements and objectives established in the COLLABORATIVE WORK PLAN. Any extension of the completion of the PRE-CLINICAL STUDIES beyond [***]([***]) days shall extend the OPTION EXERCISE DEADLINE by the extent to which such extension exceeds [***]([***])[***].

4.03	CLINICAL STRATEGY ASSISTANCE. OREXIGEN shall assist CYPRESS in its strategy with, respect to the planned proof of concept trials (the “CLINICAL STRATEGY ASSISTANCE”), as described in the COLLABORATIVE WORK PLAN. CYPRESS will have responsibility and sole decision making authority with respect to all clinical trials for LICENSED PRODUCTS, including, without limitation, the planned proof of concept trials, and all regulatory and other matters relating to the LICENSED PRODUCTS.

4.04	OWNERSHIP OF INTELLECTUAL PROPERTY.
(a)	PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY and COLLABORATION CYPRESS INTELLECTUAL PROPERTY. All rights and title to PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY will belong to CYPRESS, and all rights and title to COLLABORATION CYPRESS INTELLECTUAL PROPERTY, whether patentable or copyrightable or not, will belong to CYPRESS.

(b)	PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY and COLLABORATION OREXIGEN INTELLECTUAL PROPERTY.

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All rights and title to PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY will belong to OREXIGEN and all rights and title to COLLABORATION OREXIGEN INTELLECTUAL PROPERTY, whether patentable or copyrightable or not, will belong to OREXIGEN, subject to the LICENSE to be granted hereunder.

(c)	COLLABORATION JOINT INTELLECTUAL PROPERTY. All rights and title to COLLABORATION JOINT INTELLECTUAL PROPERTY, whether patentable or copyrightable or not, will belong jointly to CYPRESS and OREXIGEN and will be subject to the terms and conditions of this AGREEMENT. Each party will have the right to independently practice and to license such COLLABORATION JOINT INTELLECTUAL PROPERTY, without accounting to the other party, subject to the LICENSE during the term of this AGREEMENT, and only to the extent that the practice of such COLLABORATION JOINT INTELLECTUAL PROPERTY by CYPRESS or any sublicensee does not require rights under PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY, COLLABORATION OREXIGEN INTELLECTUAL PROPERTY, or any other INTELLECTUAL PROPERTY owned by, either partially or wholly, or licensed to OREXIGEN, and that the practice of such COLLABORATION JOINT INTELLECTUAL PROPERTY by OREXIGEN or any sublicensee does not require rights under PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY, COLLABORATION CYPRESS INTELLECTUAL PROPERTY, or any other INTELLECTUAL PROPERTY owned by, either partially or wholly, or licensed to CYPRESS. If such COLLABORATION JOINT INTELLECTUAL PROPERTY contains any PRE-COLLABORATION INTELLECTUAL PROPERTY, COLLABORATION INTELLECTUAL PROPERTY or other INTELLECTUAL PROPERTY owned by, either partially or wholly, or licensed to, the other party, the inventing party will only have the rights to practice and license the COLLABORATION JOINT INTELLECTUAL PROPERTY as negotiated with such other party pursuant to a license agreement or other agreed-upon arrangement. Notwithstanding the foregoing, OREXIGEN shall not have the right to practice or to license (other than to CYPRESS) any COLLABORATION JOINT INTELLECTUAL PROPERTY, to the extent of the LICENSE granted to CYPRESS, so long as the LICENSE is in effect. Additionally, subject to the provisions of Section 8.02, so long as the LICENSE is in effect, each party will have the right but not the obligation to bring, at its own expense, an infringement action against any third party under its interest in COLLABORATION JOINT INTELLECTUAL PROPERTY, subject to the same limitations as set forth above with respect to the practice of such COLLABORATION JOINT INTELLECTUAL PROPERTY by CYPRESS or OREXIGEN. The parties will assist one another and cooperate in any such litigation, at the other’s reasonable request, and, if a party is necessary in order to institute and maintain an infringement suite by the other party as defined by law, that party agrees to be joined in such suit.

(d)	Reporting Inventions. The parties agree to use reasonable efforts to report inventions conceived and/or reduced to practice that are within the scope of the COLLABORATION JOINT INTELLECTUAL PROPERTY or COLLABORATION OREXIGEN INTELLECTUAL PROPERTY described in this Article 4 within thirty (30) days of their identification thereof.
4.05	CYPRESS DUE DILIGENCE. CYPRESS shall use commercially reasonable efforts to bring LICENSED PRODUCTS to market and, if LICENSED PRODUCTS receive marketing approval, to continue marketing efforts for LICENSED PRODUCTS during the term of this AGREEMENT.

4.06	CYPRESS REPORTS. During the term of this AGREEMENT, CYPRESS will submit [***] progress reports to OREXIGEN as set forth in Section 5.02. OREXIGEN shall have the right to request [***]([***]) [***] to discuss such information with representatives of CYPRESS at mutually acceptable times and places. Each party will bear its own travel and living expenses incident thereto.
ARTICLE 5 – REPORTS AND RECORDS
5.01	ACCOUNTING RECORDS. CYPRESS shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the amounts payable to OREXIGEN hereunder and shall require SUBLICENSEES, as the case may be, to do the same. Said books of account shall be kept at CYPRESS’s (and/or SUBLICENSEES’) principal place of business or the principal place of business of the appropriate division of CYPRESS (and/or SUBLICENSEE) to which this AGREEMENT relates. Said books and the supporting data shall be open at all reasonable times for [***]([***]) years following the end of the calendar year to which they pertain, to the inspection of OREXIGEN or its agents for the purpose of verifying the CYPRESS’s (and/or SUBLICENSEE’s) royalty statement or compliance in other respects with this AGREEMENT. Should such inspection lead to the discovery of a greater than [***] percent ([***]%) discrepancy in reporting, CYPRESS agrees to pay the full cost of such inspection in addition to any amounts due to OREXIGEN, such amounts to be subject to the provisions of Section 3.03.

5.02	STATUS REPORTS. CYPRESS shall report the status of development of each LICENSED PRODUCT [***] to OREXIGEN by [***]. Such report shall include descriptions of CYPRESS’s (and/or SUBLICENSEES’) plans and commercially reasonable estimated timeframes for testing, development, governmental approvals and marketing/sale of each LICENSED PRODUCT.

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5.03	NET SALES REPORTS/PAYMENT OF RUNNING ROYALTIES. After the first commercial sale of a LICENSED PRODUCT, and in addition to the reports required under Section 5.02, CYPRESS shall render to OREXIGEN prior to [***] a written account of the NET SALES of LICENSED PRODUCTS made during the prior [***] period ending [***], respectively, and shall simultaneously pay to OREXIGEN the royalties due on such NET SALES in United States dollars. Reports tendered shall include the calculation of royalties by product by country.
ARTICLE 6 – PATENTS
6.01	FILING OF PATENT APPLICATIONS. CYPRESS and OREXIGEN will each hold all information it presently knows or acquires under this Article 6 as CONFIDENTIAL INFORMATION in accordance with Article 11.
(a)	CYPRESS INTELLECTUAL PROPERTY. CYPRESS will have the sole right, using in-house or outside legal counsel selected by CYPRESS at its sole discretion, to prepare, file, prosecute, maintain and extend, and defend and enforce, patent applications and patents included in the PRE-COLLABORATION CYPRESS INTELLECTUAL PROPERTY and COLLABORATION CYPRESS INTELLECTUAL PROPERTY in countries of CYPRESS’s choosing. CYPRESS will bear all costs relating to such activities.

(b)	OREXIGEN INTELLECTUAL PROPERTY. OREXIGEN will have the first right, using in-house or outside legal counsel selected by OREXIGEN at its sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents included in the PRE-COLLABORATION OREXIGEN INTELLECTUAL PROPERTY and COLLABORATION OREXIGEN INTELLECTUAL PROPERTY in countries of OREXIGEN’s choosing. OREXIGEN will bear all costs relating to such activities. OREXIGEN will solicit CYPRESS’s advice and review of such patent applications and all substantive prosecution actions, and OREXIGEN will take into consideration CYPRESS’s advice thereon. If OREXIGEN elects not to prepare, file, prosecute or maintain certain of such patent applications or patents or certain claims encompassed within such patent applications or patents, in one or more countries, OREXIGEN will give CYPRESS notice thereof within a reasonable period prior to allowing such patent applications, patents or claims to lapse or become abandoned or unenforceable, and, subject to any rights of Duke University with respect to the DUKE PATENT RIGHTS, CYPRESS will thereafter have the right, at its sole expense and discretion, to prepare, file, prosecute and maintain such patent applications and patents in such one or more countries and furthermore, OREXIGEN shall take all actions to have such rights assigned to CYPRESS.

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(c)	COLLABORATION JOINT INTELLECTUAL PROPERTY. CYPRESS will have the first right, using in-house or outside legal counsel selected by CYPRESS at its sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents included in the COLLABORATION JOINT INTELLECTUAL PROPERTY in countries selected by mutual agreement of CYPRESS and OREXIGEN. OREXIGEN and CYPRESS will equally bear all costs relating to such activities. CYPRESS will solicit OREXIGEN’s advice and review of such patent applications and all substantive prosecution actions, and CYPRESS will take into consideration OREXIGEN’s advice thereon. If CYPRESS elects not to prepare, file, prosecute or maintain certain of such patent applications or patents or certain claims encompassed within such patent applications or patents, in one or more countries, CYPRESS will give OREXIGEN notice thereof within a reasonable period prior to allowing such patent applications, patents or claims to lapse or become abandoned or unenforceable, and OREXIGEN will thereafter have the right, at its sole expense and discretion, to prepare, file, prosecute and maintain such patent applications and patents in such one or more countries and furthermore, CYPRESS shall take all actions to have such rights assigned to OREXIGEN.
6.02	COOPERATION. Each party agrees to cooperate fully in the preparation, fling, prosecution and maintenance of any patent applications and patents under this AGREEMENT. Such cooperation includes, but is not limited to:
(a)	executing all papers and instruments, or requiring its AGENTS to execute such papers and instruments, so as to effectuate the ownership of COLLABORATION INTELLECTUAL PROPERTY set forth in Section 6.01 and to enable the other party to apply for and to prosecute patent applications in any country; and

(b)	promptly informing the other party of any matters coming to such party’s attention that may affect the preparation, filing, or prosecution of any such patent applications.
6.03	PATENT TERM RESTORATION. The parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to patents included within the OREXIGEN PATENT RIGHTS under this AGREEMENT.

6.04	MARKING OF LICENSED PRODUCTS. CYPRESS agrees to mark the LICENSED PRODUCTS (as the case may be), and/or their containers, labels, and/or other packaging, in such a manner as to conform to the patent laws and practices of the country of manufacture or sale, as appropriate.

ARTICLE 7 – INFRINGEMENT OF THIRD-PARTY RIGHTS
7.01	COUNSEL/DEFENSE/SETTLEMENT. In the event that OREXIGEN or CYPRESS is charged with infringement of a patent by a THIRD PARTY as a result of activities pursuant to this AGREEMENT, such party shall promptly notify the other in writing of any such allegation by such THIRD PARTY. CYPRESS shall have the sole right to control any defense of any such claim involving alleged infringement of THIRD PARTY patents by CYPRESS’s activities at its own expense (subject to Section 3.01(b)) and by counsel of its own choice, and OREXIGEN shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. OREXIGEN shall have the sole right to control any defense of any such claim involving alleged infringement of THIRD PARTY patents by OREXIGEN’s activities at its own expense and by counsel of its own choice, and CYPRESS shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 7.01 relating to any OREXIGEN PATENT RIGHTS in a manner that diminishes the rights or interests of the other party without the written consent of such other party (which shall not be unreasonably withheld).

7.02	ASSISTANCE. Each party will give the other party reasonable assistance, at such other party’s request and expense, in the defense of any such infringement charge or lawsuit under Section 7.01, as may be reasonably required.
ARTICLE 8 – INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES
8.01	NOTICE. Each party to this AGREEMENT is obligated to inform the other promptly in writing of any alleged infringement of which it becomes aware and of any available evidence of infringement by a THIRD PARTY of any patents within the OREXIGEN PATENT RIGHTS.

8.02	CYPRESS RIGHTS. If during the term of this AGREEMENT, CYPRESS becomes aware of any alleged infringement by a THIRD PARTY, CYPRESS shall have the right, but not the obligation, to either:
(a)	settle the infringement suit by sub-licensing the alleged infringer or by other means; or

(b)	prosecute at its own expense any infringement of the OREXIGEN PATENT RIGHTS. In the event CYPRESS prosecutes such infringement of OREXIGEN PATENT RIGHTS, CYPRESS may use the name of OREXIGEN as a party plaintiff in any such suit without expense to CYPRESS, and, if any such suit involves OREXIGEN PATENT RIGHTS which are owned or co-owned by Duke University, CYPRESS may, for such purposes, request to use the name of Duke University as party plaintiff. In the event CYPRESS brings an infringement action, OREXIGEN shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. With respect to any suit involving OREXIGEN PATENT RIGHTS which are owned or co-owned by Duke University, Duke University, at its sole discretion, may agree to become a party plaintiff, and all costs associated therewith shall be borne by CYPRESS.
8.03	ALLOCATION OF COSTS, RECOVERIES. In the event that CYPRESS undertakes the enforcement and/or defense of the OREXIGEN PATENT RIGHTS by litigation, including any declaratory judgment action, the total cost of any such action commenced or defended solely by CYPRESS shall be borne by CYPRESS, subject to Section 3.01(b). Any recovery of damages by CYPRESS as a result of such action shall be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of CYPRESS relating to the action, and second in satisfaction of unreimbursed legal expenses and attorneys’ fees of OREXIGEN, and, if applicable, Duke University, if any, relating to the action. If applicable, CYPRESS shall receive an amount equal to its lost profits, a reasonable royalty on sales of the infringer, or other measure of damages the court shall have applied, less a reasonable approximation of the royalties that CYPRESS would have owed to OREXIGEN on NET SALES that may have been made by CYPRESS but, instead, were lost to the infringer, which amount shall be promptly paid by CYPRESS to OREXIGEN. Any balance remaining from such recovery shall be distributed between CYPRESS and OREXIGEN as follows: CYPRESS receiving [***] percent ([***]%) and OREXIGEN receiving [***] percent ([***]%).

8.04	OREXIGEN RIGHTS. In the event CYPRESS does not undertake action to prevent the infringing activity within [***] ([***]) [***] of having been made aware and notified thereof, OREXIGEN (or, in the case of DUKE PATENT RIGHTS, Duke University) shall have the right, but not the obligation, to prosecute at its own expense any such infringements of the OREXIGEN PATENT RIGHTS and, in furtherance of such right, OREXIGEN may use the name of CYPRESS as a party plaintiff in any such suit without expense to CYPRESS. The total cost of any such infringement action commenced or defended solely by OREXIGEN shall be borne by OREXIGEN. Any recovery of damages by OREXIGEN for any infringement shall be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of OREXIGEN relating to the suit, and second toward reimbursement of CYPRESS’s and, if applicable, Duke University’s reasonable expenses, including reasonable attorneys’ fees, relating to the suit. Any balance remaining from such recovery shall be distributed between CYPRESS and OREXIGEN with OREXIGEN receiving [***] percent ([***]%) and CYPRESS receiving [***] percent ([***]%).

8.05	COOPERATION. In any infringement suit instituted by either party to enforce the OREXIGEN PATENT RIGHTS the other party hereto shall, at the request and expense of the party initiating such suit, reasonably cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested

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and make available relevant records, papers, information, samples, specimens, and the like.

8.06	FUTURE INFRINGEMENT. CYPRESS has the sole right in accordance with the terms and conditions herein, subject to the approval rights of Duke University with respect to DUKE PATENT RIGHTS, to SUBLICENSE any LICENSED PRODUCT to an alleged infringer under the OREXIGEN PATENT RIGHTS in the TERRITORY in order to avoid infringement in the future.

8.07	SETTLEMENT. Neither party shall have the right to settle any patent infringement litigation under this Article 8 relating to any OREXIGEN PATENT RIGHTS exclusively licensed to CYPRESS hereunder without the prior written consent of such other party.

8.08	PATENT INVALIDITY. Any of the foregoing notwithstanding, if at any time during the term of this AGREEMENT any of the OREXIGEN PATENT RIGHTS are held invalid or unenforceable in a decision which is not appealable or is not appealed within the time allowed, CYPRESS shall have no further obligations to OREXIGEN with respect to its future use or sale of any LICENSED PRODUCT covered solely by such OREXIGEN PATENT RIGHTS, including the obligation of paying royalties.
ARTICLE 9 – GOVERNMENT CLEARANCE, PUBLICATION, EXPORT
9.01	GOVERNMENT APPROVALS. Insofar as such clearance is required, CYPRESS agrees to use commercially reasonable efforts to have the LICENSED PRODUCTS cleared for marketing in those countries in which CYPRESS intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. To accomplish said clearances at the earliest possible date, CYPRESS agrees to file or have filed any necessary data with said government agencies as quickly as commercially reasonable.

9.02	EXPORT RESTRICTIONS. This AGREEMENT is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology. It is understood that the parties are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities by CYPRESS may require a license from the cognizant agency of the United States Government and/or written assurances by CYPRESS that CYPRESS shall not export data or commodities to certain foreign countries without prior approval of such agency. OREXIGEN neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE 10 – DURATION AND TERMINATION
10.01	EFFECTIVE DATE. This AGREEMENT shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect for the life of the last-to-expire of the patents included in the OREXIGEN PATENT RIGHTS containing a VALID CLAIM that, absent assignment or license, would be infringed by the manufacture, use or sale of such LICENSED PRODUCT.

10.02	AUTOMATIC TERMINATION; NO OPTION EXERCISE. This AGREEMENT shall terminate automatically if CYPRESS does not exercise the OPTION during the OPTION TERM.

10.03	CYPRESS VOLUNTARY TERMINATION.
(a)	CYPRESS may terminate this AGREEMENT at any time and for any reason by giving OREXIGEN written notice at least three (3) months prior to the effective date of such termination. It is understood that CYPRESS shall remain responsible for the timely payment of all amounts due OREXIGEN under this AGREEMENT through the effective date of the termination.

(b)	CYPRESS may terminate this AGREEMENT at any time by giving written notice to OREXIGEN in the event there is an unfavorable judgment against OREXIGEN or other party relating to the DUKE PATENT RIGHTS at the trial court or the patent office in an interference.
10.04	TERMINATION DUE TO FRAUD, ETC. Either party may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party, in all such cases with respect to the subject matter of this AGREEMENT, upon written notice of same to that other party.

10.05	TERMINATION DUE TO BREACH. If either party fails to fulfill any of its material obligations under this AGREEMENT (including, but not limited to, lack of payment, but excluding termination under Section 10.02) (a “MATERIAL BREACH”), the non-breaching party may terminate this AGREEMENT, following written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a MATERIAL BREACH of the AGREEMENT. If (a) the party receiving notice of the MATERIAL BREACH does not cure that MATERIAL BREACH within ninety (90) days (thirty (30) days with regard to payment obligations) of receipt of .notice, the termination will be effective as of the ninety first (91st) day (thirty-first (31st) day with regard to payment obligations) after receipt of notice or (b) if such MATERIAL BREACH is not susceptible of cure within such ninety (90) day period (thirty (30) day period with respect to payment obligations), such party has not taken appropriate steps to commence such cure during such ninety (90) day period (thirty (30) day period with respect to payment obligations) and continued

to diligently pursue such cure in a manner reasonably assuring such cure within a reasonable period of time thereafter, the termination will be effective as of a further written notice to such effect by the non breaching party. Termination shall not be permitted for a MATERIAL BREACH of payment obligations where the obligation to make payment is being diligently contested in good faith by appropriate proceedings and any required payment is promptly made following completion of dispute resolution as contemplated hereby. A party’s ability to cure a MATERIAL BREACH of its payment obligations will apply only to the first [***] ([***]) such MATERIAL BREACHES properly noticed under the terms of this AGREEMENT. Any subsequent MATERIAL BREACH of its payment obligations by that party will entitle the other party to terminate this AGREEMENT upon receipt of notice by the breaching party, where such notice must contain a full description of the event or occurrence constituting a MATERIAL BREACH of payment obligations under this AGREEMENT.

10.06	INFRINGEMENT OF OREXIGEN INTELLECTUAL PROPERTY RIGHTS. In addition to termination rights stated elsewhere in this AGREEMENT, OREXIGEN shall have the right to terminate this AGREEMENT, by giving written notice to CYPRESS as provided in Section 10.05, if CYPRESS makes any use of OREXIGEN INTELLECTUAL PROPERTY RIGHTS not authorized under this AGREEMENT and CYPRESS does not cease such unauthorized activities within [***] ([***]) days of receipt of notice, with such termination becoming effective as of the [***] ([***]) day after receipt of notice. OREXIGEN’S right to terminate under this Section 10.06 is in addition to, and not in lieu of, other rights and remedies in law or equity which might be available to it for such conduct by CYPRESS.

10.07	BANKRUPTCY. All rights and licenses granted under or pursuant to this AGREEMENT by OREXIGEN are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that CYPRESS, as licensee of such rights under this AGREEMENT, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding-by or against OREXIGEN under the U.S. Bankruptcy Code, CYPRESS will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless OREXIGEN elects to continue to perform all of its obligations under this AGREEMENT, or (ii) if not delivered under (i) above, following the rejection of this AGREEMENT by or on behalf of OREXIGEN upon written request therefor by CYPRESS.

10.08	EFFECT OF TERMINATION. Notwithstanding anything to the contrary in this AGREEMENT, neither expiration nor any termination of this AGREEMENT shall remove any rights or obligations of either party to the other party which

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were incurred under this AGREEMENT prior to and as of the effective date of any expiration or termination.

10.09	CEASE COMMERCIAL USE ON TERMINATION. On or before the effective date of any expiration or termination of this AGREEMENT, CYPRESS shall cease the manufacture, use, practice, lease, and sale, offering, distribution, and other commercialization of LICENSED PRODUCTS provided, however, that nothing herein will in any way limit or restrict CYPRESS and SUBLICENSEES from manufacturing, using, practicing, leasing, and selling, offering for sale, distributing, and otherwise commercializing LICENSED PRODUCTS after any expiration or termination of this AGREEMENT if such activities would not infringe any issued patent within the OREXIGEN PATENT RIGHTS containing a VALID CLAIM that, absent assignment or license, would be infringed by the manufacture, use or sale of such LICENSED PRODUCT or would otherwise involve the misappropriation of any trade secrets within the OREXIGEN INTELLECTUAL PROPERTY RIGHTS.

10.10	RETURN OF MATERIALS. Within thirty (30) days of any expiration or termination of this AGREEMENT, CYPRESS shall (i) return to OREXIGEN or destroy, as directed by OREXIGEN, all information, data, and any relevant materials provided to CYPRESS during the term of this AGREEMENT and (ii) destroy all LICENSED PRODUCTS in a safe and legal manner, except to the extent continued commercialization of LICENSED PRODUCTS is permitted under Section 10.09. Further, if applicable, CYPRESS shall provide OREXIGEN with a written statement signed by an authorized representative of CYPRESS. certifying the destruction of all LICENSED PRODUCTS in a safe and legal manner, as well as the destruction of said information data, and relevant materials if such instructions for destruction are given by OREXIGEN.
ARTICLE 11 – CONFIDENTIALITY
11.01	CONFIDENTIAL INFORMATION. OREXIGEN and CYPRESS each agree to treat any proprietary information disclosed to it by the other party under this AGREEMENT (“CONFIDENTIAL INFORMATION”) as confidential and to avoid disclosure of such information to any other person, firm or corporation, except to AFFILIATES bound by the obligations of confidentiality and restricted use set forth in this Article 11, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Further, the receiving party will not use the disclosing party’s CONFIDENTIAL INFORMATION’ other than for the benefit of the parties hereto and relating to this AGREEMENT. These obligations of non-disclosure and restricted use shall remain effect for the term of this AGREEMENT and a period of time of [***] ([***]) years thereafter, CONFIDENTIAL INFORMATION shall not include any information that the receiving party can prove by competent written evidence:
(a)	is already known to the receiving party at the time of the disclosure;

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(b)	becomes publicly known without the wrongful act or breach of this AGREEMENT by the receiving party;

(c)	is rightfully received by the receiving party from a THIRD PARTY on a non-confidential basis; or

(d)	is subsequently and independently developed by employees of the party who had no knowledge of the information, as verified by written records.
11.02	EXCEPTION. Notwithstanding the foregoing, CYPRESS shall have the right to use and disclose any CONFIDENTIAL INFORMATION related to the OREXIGEN INTELLECTUAL PROPERTY RIGHTS to investors, prospective investors, employees, consultants and agents with a need to know, collaborators, prospective collaborators, SUBLICENSEES, prospective SUBLICENSEES, and other THIRD PARTIES in the chain of manufacturing and distribution or engaged in due diligence with respect to CYPRESS provided that such persons or entities are bound by similar terms of confidentiality and restricted use which are at least as restrictive and protective of OREXIGEN’s CONFIDENTIAL INFORMATION as those provided in this Article 11.

In addition, each party may disclose CONFIDENTIAL INFORMATION belonging to the other party to the extent such other party provides written permission to disclose such CONFIDENTIAL INFORMATION, or if such disclosure is reasonably necessary in the following instances:
(a)	prosecuting patents and patent applications;

(b)	regulatory filings;

(c)	prosecuting or defending litigation; or

(d)	complying with applicable court orders or governmental regulations.
In the event a party intends to make a disclosure of the other party’s CONFIDENTIAL INFORMATION pursuant to Section 11.03(c) or (d) such party will use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own CONFIDENTIAL INFORMATION, but in no event less than reasonable efforts.

In any event, the parties agree to take all reasonable action to avoid disclosure of CONFIDENTIAL INFORMATION hereunder.

11.03	SEC FILINGS. The parties will consult with each other on the provisions of this AGREEMENT to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

11.04	PRESS RELEASE. It is understood that the parties may issue a press release (joint or otherwise) announcing the execution of this AGREEMENT and agree that each party may desire or be required to issue subsequent press releases relating to this AGREEMENT or activities thereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. Each party agrees to review each press release within forty-eight (48) hours after receiving the press release from the other party. In addition, following the initial press release announcing this AGREEMENT, either party shall be free to disclose, without the other party’s prior written consent, the existence of this AGREEMENT, the identity of the other party and those terms of this AGREEMENT that have already been publicly disclosed in accordance herewith.

11.05	PUBLICATIONS. Each party to this AGREEMENT recognizes that the publication of papers containing results of and other information regarding development of LICENSED PRODUCTS (except as provided hereinafter), including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect CONFIDENTIAL INFORMATION. In particular, it is the intent of the parties to maintain the confidentiality of any CONFIDENTIAL INFORMATION included in any United States or foreign application until such United States or foreign patent application has been published. Accordingly, the other party shall have the right and obligation to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts. Before either party may submit any paper, oral presentation or abstract for publication, the party proposing publication shall deliver a complete copy of such materials to the other party at least forty five (45) days prior to submitting the paper to a publisher or the date set for presentation. The other party shall review any such paper and give its comments to the publishing party within thirty (30) days of the delivery of such paper to the other party. With respect to oral presentation materials, the other party shall make reasonable efforts to expedite review of such materials, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than thirty (30) days from the date of delivery to the other party. With respect to abstracts, the other party shall make reasonable efforts to expedite review of such abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than ten (10) days from the date of delivery to the other party. The publishing party shall comply with the other party’s request to delete references to the non-publishing party’s CONFIDENTIAL INFORMATION in any such paper or other materials. Notwithstanding anything to the contrary in this AGREEMENT, neither party shall have the right to publish in any form any CONFIDENTIAL INFORMATION of the other party without such other party’s prior written consent.

ARTICLE 12 – NOTICES
12.01	It shall be a sufficient giving of any notice, request, report, statement, disclosure or other communication hereunder if the party giving the same shall
(a)	hand deliver such communication; or

(b)	mail such a communication, postage prepaid, first class, certified mail; or

(c)	send such communication, shipping prepaid by national/international courier service to the party to receive such communication at the address given below, or such other address as may hereafter be designated by notice in writing by the appertaining party.

OREXIGEN	CYPRESS

For delivery via the U.S. Postal Service

Orexigen Therapeutics, Inc.	Cypress Bioscience, Inc.
Attn: Chief Executive Officer	Attn: Chief Executive Officer
One Palmer Square, Suite 515 Princeton, NJ 08540	4350 Executive Drive, Suite 325 San Diego, CA 92121

cc: (if of a legal nature)
Biotech Law Associates, P.C.	Cooley Godward LLP
Attn: Douglas A. Branch 800 Research Parkway, Suite 310 Oklahoma City, OK 73104	Attn: Kay Chandler 4410 Eastgate Mall San Diego, CA 92121
12.02	DATE OF NOTICE. The date of giving any such notice, request, report, statement, disclosure or other communications, and the date of making any payment hereunder required (provided such payment is received), shall be the actual date of receipt.
ARTICLE 13 – ASSIGNMENT
13.01	This AGREEMENT shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the parties hereto. However, neither this AGREEMENT nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written approval of the other party, such approval not to be unreasonably withheld; provided that either party may assign this AGREEMENT and its rights and obligations hereunder without the other party’s consent in connection with the transfer or sale of all or substantially all of the business of such party to which this AGREEMENT relates to a THIRD PARTY, whether by merger, sale of stock, sale of assets or otherwise. In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this AGREEMENT) shall not be included in the technology licensed hereunder.
ARTICLE 14 – INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS
14.01	INDEMNIFICATION OF OREXIGEN. OREXIGEN, and its officers, directors, employees and agents and the DUKE INDEMNITEES as such term is defined in the DUKE AGREEMENT (such persons and DUKE INDEMNITEES referred to collectively, as the “OREXIGEN INDEMNITEES”) will be indemnified, defended by counsel reasonably acceptable to OREXIGEN, and held harmless by CYPRESS from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”) incurred by any OREXIGEN INDEMNITEE as a result of any THIRD PARTY claim or action based upon, arising out of, or otherwise relating to (i) any MATERIAL BREACH of any representation or warranty made by CYPRESS under this AGREEMENT, or (ii) the development, manufacture, use, handling, storage, sale or other disposition of any LICENSED PRODUCT by CYPRESS or any SUBLICENSEE. However, the foregoing indemnity shall not apply to CLAIMS to the extent that they are (w) subject to OREXIGEN’s indemnification obligation under Section 14.02(b), (x) caused by the negligence or willful misconduct of any OREXIGEN INDEMNITEE, (y) caused by a MATERIAL BREACH of this AGREEMENT by OREXIGEN; and/or (z) pertain solely to claims that the activities of OREXIGEN employees and/or agents in their performance of their respective responsibilities at OREXIGEN infringe the INTELLECTUAL PROPERTY of a THIRD PARTY.

14.02	INDEMNIFICATION OF CYPRESS. CYPRESS and its SUBLICENSEES, and their respective officers, directors, employees and agents (such persons referred to collectively, as the “CYPRESS INDEMNITEES”) will be indemnified, defended by counsel reasonably acceptable to CYPRESS, and held harmless by OREXIGEN from and against any CLAIMS incurred by any CYPRESS INDEMNITEE as a result of (a) any THIRD PARTY claim or action based upon, arising out of, or otherwise relating to (i) any MATERIAL BREACH of any representation or warranty made by OREXIGEN under this AGREEMENT, (ii) any COLLABORATIVE WORK performed by OREXIGEN or any of its AGENTS, or (iii) any practice by OREXIGEN or its AFFILIATES or licensees (other than CYPRESS or any SUBLICENSEE) of the OREXIGEN INTELLECTUAL PROPERTY, and (b) any claim or action brought by Elan Corp., plc, Elan Pharmaceuticals, Inc., Eisai, Inc., or Eisai Co., Ltd. (the “ELAN PARTIES”) against CYPRESS or any SUBLICENSEE based upon, arising out of, or otherwise relating to an alleged infringement by CYPRESS or any SUBLICENSEE of a claim of any patent issued from, or that claims priority to, the U.S. Patent Application No. 10/429,474, filed May 2, 2003, or U.S. Provisional Application No. 60/378,446 because of the use of OREXIGEN MATERIALS or the practice of any OREXIGEN INTELLECTUAL PROPERTY

RIGHTS under the LICENSE. However, the foregoing indemnity shall not apply to CLAIMS to the extent that they (x) are caused by the gross negligence or willful misconduct of any CYPRESS INDEMNITEES, (y) are caused by a MATERIAL BREACH of this AGREEMENT by CYPRESS, and/or (z) with respect to the indemnity in clause (b), pertain to any other causes of action, including charges of infringement of a patent not related to the patent applications referenced in clause (b).

14.03	INSURANCE. CYPRESS will purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against its liability under Section 14.01 above. Further, CYPRESS will require that every SUBLICENSEE, purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against their respective liability as regards Section 14.01 above. It is understood and agreed that CYPRESS and/or SUBLICENSEES (as the case may be) shall not be required to possess product liability insurance under this Section 14.03 until the first of the following to occur as regards CYPRESS and/or appertaining SUBLICENSEES (i) commencement of clinical trials of LICENSED PRODUCTS; or (ii) commencement of sale, lease, or provision of LICENSED PRODUCTS (including, but not limited to provision of LICENSED SERVICES in connection with a clinical trial). OREXIGEN shall have the right to ascertain from time to time that any required coverage under this Section 14.03 exists, such right to be exercised by OREXIGEN in a reasonable manner. OREXIGEN will purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies in such amounts as is reasonably sufficient and commercially reasonable to protect against its liability under Section 14.02 above. CYPRESS shall have the right to ascertain from time to time that any required coverage under this Section 14.03 exists, such right to be exercised by CYPRESS in a reasonable manner.

14.04	NO WARRANTIES. EXCEPT AS PROVIDED IN SECTIONS 14.02 AND 14.05, OREXIGEN MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND. IN PARTICULAR, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE OREXIGEN PATENT RIGHTS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY OREXIGEN OF THE VALIDITY OF ANY OF THE OREXIGEN PATENT RIGHTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE OREXIGEN PATENT RIGHTS. OREXIGEN SHALL HAVE NO

OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT. (FOR AVOIDANCE OF DOUBT, IT IS UNDERSTOOD AND AGREED THAT ANY SUCH ACTIVITY DESCRIBED IN THE PRECEDING SENTENCE BY ONE OR MORE OF THE OFFICERS, DIRECTORS AND/OR AGENTS OF OREXIGEN SHALL BE DEEMED TO BE OUTSIDE THEIR RESPECTIVE CAPACITY AS AN OFFICER, DIRECTOR, EMPLOYEE AND/OR AGENT, AS THE CASE MAY BE.)

14.05	OREXIGEN REPRESENTATIONS. OREXIGEN makes the following representations and warranties:
(a)	OREXIGEN is the exclusive licensee under the DUKE AGREEMENT of the INTELLECTUAL PROPERTY in APPENDIX A. OREXIGEN does not own or control any INTELLECTUAL PROPERTY, other than the OREXIGEN INTELLECTUAL PROPERTY RIGHTS, which is necessary or useful for the manufacture, use, sale, offer for sale or import of LICENSED PRODUCTS in the FIELD or for the performance by the parties of the COLLABORATIVE WORK PLAN. OREXIGEN has the full right and power to grant the LICENSE to CYPRESS and to enter into and deliver this AGREEMENT and carry out the provisions hereof and the person executing this AGREEMENT on its behalf has been duly authorized to do so by all requisite action;

(b)	OREXIGEN’s rights in the OREXIGEN INTELLECTUAL PROPERTY is free and clear of any and all liens, claims, licenses, security interests and encumbrances (other than the DUKE AGREEMENT), and there are no actions or proceedings before any court or tribunal (including, without limitation, the U.S. Patent and Trademark Office or comparable authority in other jurisdictions) involving the OREXIGEN PATENT RIGHTS, other than the action by the ELAN PARTIES;

(c)	This AGREEMENT is legally binding upon OREXIGEN, enforceable in accordance with its terms. The execution, delivery and performance of this AGREEMENT by OREXIGEN does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

(d)	OREXIGEN has not, and will not during the term of this AGREEMENT, grant any right to any THIRD PARTY that would conflict with the rights granted to CYPRESS. It has maintained and will maintain and keep in full force and effect all agreements (including but not limited to the DUKE AGREEMENT) and filings (including patent filings) necessary to perform its obligations hereunder.

14.06	Neither party hereto is an agent of the other party for any purpose whatsoever.
ARTICLE 15 – USE OF A PARTY’S NAME
15.01	Subject to Article 11, neither party will, without the prior written consent of the other party:
(a)	use in any publication, advertising, publicity, press release, promotional activity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, image, icon, or any abbreviation, contraction or simulation thereof owned by the other party;

(b)	use the name or image of any employee, consultant, or agent of the other party in any publication, publicity, advertising, press release, promotional activity or otherwise; or

(c)	represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.
ARTICLE 16 – SEVERANCE AND WAIVER
16.01	SEVERABILITY. Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

16.02	WAIVER. The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.
ARTICLE 17 – TITLES
17.01	All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.
ARTICLE 18 – SURVIVAL OF TERMS
18.01	Except as set forth below or elsewhere in this AGREEMENT, the obligations and rights of the parties under Sections 4.04(a), (b), and (c), 5.01, 10.07, 10.08, 10.09, 10.10, 14.01, 14.02, and 14.04 and Articles 1, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, and 21 shall survive the expiration or termination of this AGREEMENT.

ARTICLE 19 – GOVERNING LAW
19.01	This AGREEMENT shall be construed as having been entered into in the State of California and shall be interpreted in accordance with and its performance governed by the laws of the State of California. Notwithstanding the foregoing, questions affecting the construction and effect of any patent in OREXIGEN PATENT RIGHTS shall be determined by the law of the country in which the patent was granted.
ARTICLE 20 – ARBITRATION
20.01	SEVERABILITY OF ARBITRATION TERMS. Each clause of this Article 20 is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this Article 20 will not be affected thereby.

20.02	ARBITRATION. Any disputes arising between the parties relating to, arising out of or in any way connected with this AGREEMENT or any term or condition hereof, or the performance by either party of its obligations hereunder or thereunder, whether before or after termination of this AGREEMENT (a “DISPUTE”), shall be resolved in accordance with this Article 20. Any DISPUTE will be referred to the Chief Executive Officer of CYPRESS and the Chief Executive Officer of OREXIGEN for resolution. In the event the two Chief Executive Officers are unable to resolve such DISPUTE within thirty (30) days of such DISPUTE being referred to the officers, the DISPUTE (other than any DISPUTE regarding patent matters) shall be finally resolved by binding arbitration as herein provided.

20.03	GENERAL. Except as otherwise provided in this Article 20, any arbitration hereunder shall be conducted under the commercial rules of the American Arbitration Association. Each such arbitration shall be conducted in the English language by a single arbitrator appointed in accordance with such rules, provided that if either party requests the arbitration shall be conducted by a panel of three (3) arbitrators (the “ARBITRATION PANEL”). In the case of three (3) arbitrators, each of CYPRESS and OREXIGEN shall appoint one (1) arbitrator to the Arbitration Panel and the third arbitrator shall be appointed by mutual agreement of the two (2) arbitrators appointed by CYPRESS and OREXIGEN. The ARBITRATION PANEL shall be convened upon delivery of the NOTICE OF ARBITRATION (as herein defined). Any such arbitration shall be held in San Diego, California. The ARBITRATION PANEL shall have the authority to grant specific performance, injunctive relief and to allocate between the parties the costs of arbitration in such equitable manner as it shall determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

20.04	PROCEDURE.
(a)	Whenever a party (the “CLAIMANT”) shall decide to institute arbitration proceedings, it shall give written notice to that effect (the “NOTICE OF ARBITRATION”) to the other party (the “RESPONDENT”). The NOTICE OF ARBITRATION shall set forth in detail the nature of the DISPUTE, the facts upon which the CLAIMANT relies and the issues to be arbitrated (collectively, the “ARBITRATION ISSUES”). Within fifteen (15) days after its receipt of the NOTICE OF ARBITRATION, the RESPONDENT shall send the CLAIMANT and the ARBITRATION PANEL a written response (the “RESPONSE”). The RESPONSE shall set forth in detail the facts upon which the RESPONDENT relies. In addition, the RESPONSE shall contain all counterclaims that the RESPONDENT may have against the CLAIMANT which are within the ARBITRATION ISSUES, whether or not such claims have previously been identified. If the RESPONSE sets forth a counterclaim, the CLAIMANT may, within fifteen (15) days after its receipt of the RESPONSE, deliver to the RESPONDENT and the ARBITRATION PANEL a rejoinder answering such counterclaim.

(b)	Within fifteen (15) days after the later of (1) the expiration of the period provided in Section 20.04(a) above for the CLAIMANT to deliver a rejoinder or (2) the completion of any discovery proceedings authorized by the ARBITRATION PANEL: (A) the CLAIMANT shall send to the ARBITRATION PANEL a proposed resolution of the ARBITRATION ISSUES and a proposed resolution of any counterclaims set forth in the RESPONSE, including without limitation the amount of monetary damages, if any, or other relief sought (the “CLAIMANT’S PROPOSAL”); and (B) the RESPONDENT shall send to the ARBITRATION PANEL a proposed resolution of the ARBITRATION ISSUES, a proposed resolution of any counterclaims set forth in the RESPONSE and a proposed resolution of any rejoinder submitted by the CLAIMANT, including without limitation the amount of monetary damages, if any, or other relief sought (the “RESPONDENT’S PROPOSAL”). Once both the CLAIMANT’S PROPOSAL and the RESPONDENT’S PROPOSAL have been submitted, the ARBITRATION PANEL shall deliver to each party a copy of the other party’s proposal.

(c)	The ARBITRATION PANEL shall issue an opinion with respect to any DISPUTE, which opinion shall constitute the ARBITRATION PANEL’S final decision (the “FINAL DECISION”). The concurrence of two (2) arbitrators shall be sufficient for the entry of a FINAL, DECISION. The ARBITRATION PANEL shall issue a FINAL DECISION within one (1) month from the later of (1) the last day for submission of proposals under Section 20.04(b) above or (2) the date of the final hearing on any DISPUTE held by the ARBITRATION PANEL. The FINAL DECISION shall include a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. A FINAL DECISION shall be binding on both parties.
ARTICLE 21 – ENTIRE UNDERSTANDING
21.01	This AGREEMENT represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT on the dates set forth below.

OREXIGEN THERAPEUTICS, INC.		CYPRESS BIOSCIENCE, INC.

By:	/s/ John F. Crowley	By:	/s/ Jay D. Kranzler
John F. Crowley		Jay D. Kranzler, M.D., Ph.D.
President and Chief Executive Officer		President and Chief Executive Officer

Date: 12/27/04		Date: 1/3/05

APPENDICES
APPENDIX A – OREXIGEN PATENT RIGHTS
APPENDIX B – OREXIGEN PRECLINICAL AND CLINICAL SUPPORT

APPENDIX A
OREXIGEN PATENT RIGHTS
DUKE PATENTS

Serial No.	Filing Date	Title	First Inventor
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX B
OREXIGEN PRECLINICAL AND CLINICAL SUPPORT
Pre-Clinical Support
Orexigen shall conduct pre-clinical studies to provide validation and provide guidance to Cypress’ [***] clinical trials. Such role shall include, but not be limited to, the following matters:
[***]
Such role shall include, but not be limited to, the services of the following Orexigen scientists:
[***]
Orexigen acknowledges that upon execution of the License Agreement, Cypress intends to schedule a kick off meeting and that Orexigen agrees to provide the services of [***] at such meeting and any other meetings that are convened to discuss the pre-clinical studies; providing, that, Cypress schedules such meetings after consulting with [***] as to times and locations.
Clinical Support
Orexigen shall assist Cypress in an advisory role with respect to designing and implementing Cypress’ [***] clinical trials. Such role shall include, but not be limited to, guidance on the following matters:
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Such guidance shall include, but not be limited to, the services of the following consultants:
[***]
Orexigen acknowledges that upon execution of the License Agreement, Cypress intends to schedule a kick off meeting and that Orexigen agrees to provide the services of [***] and its consultants at such meeting and any other meetings that are convened to discuss the clinical proof of concept studies; providing, that, Cypress schedules such meetings after consulting with [***] as to times and locations.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.